      As filed with the Securities and Exchange Commission on June 14, 2001
                                                      Registration No. 333-90701
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              GLACIER BANCORP, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                               6749                             81-0519541
(State or other jurisdiction of       (Primary standard industrial      (I.R.S. employer identification no.)
 incorporation or organization)        classification code number)

            49 COMMONS LOOP, KALISPELL, MONTANA 59901 (406) 756-4200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                               MICHAEL J. BLODNICK
                      President and Chief Executive Officer
                                 49 Commons Loop
                            Kalispell, Montana 59901
                                 (406) 756-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   -----------

                          Copies of communications to:

                             STEPHEN M. KLEIN, ESQ.
                           WILLIAM E. BARTHOLDT, ESQ.
                               Graham & Dunn P.C.
                          1420 Fifth Avenue, 33rd Floor
                            Seattle, Washington 98101

================================================================================

                      DEREGISTRATION OF UNISSUED SECURITIES

        The Registration Statement of Glacier Bancorp, Inc. ("Bancorp") on Form S-4 declared effective on December 17, 1999, Commission File No. 333-90701 (the "Registration Statement"), provided for the issuance of up to 979,980 shares of Bancorp's common stock.

        These securities were registered for issuance in accordance with the Plan and Agreement of Merger to acquire Mountain West Bank dated September 9, 1999, (the "Agreement") described in the Registration Statement. Pursuant to the exchange formula in the Agreement, 844,257 shares of Bancorp's common stock were exchanged, leaving 135,723 shares registered but unissued. No further securities are to be exchanged pursuant to the Agreement. Accordingly, Bancorp hereby deregisters 135,723 shares not exchanged pursuant to the Agreement.




                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on June 6, 2001.


                                       GLACIER BANCORP, INC.
                                          (Issuer)




                                       By:    /s/ Michael J. Blodnick
                                           --------------------------------
                                           Michael J. Blodnick
                                           President and Chief Executive
                                           Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on this 6th day of June 2001.

          SIGNATURE                                  TITLE
          ---------                                  -----


PRINCIPAL EXECUTIVE OFFICER


     Michael J. Blodnick                    President and Chief
-------------------------------             Executive Officer, Director
Michael J. Blodnick


PRINCIPAL FINANCIAL OFFICER


     James H. Strosahl                      Executive Vice President and
-------------------------------             Chief Financial Officer
James H. Strosahl                           (Principal Accounting Officer)


*  A Majority of the Board of Directors

         John S. MacMillan
         William L. Bouchee
         Allen J. Fetscher
         Fred J. Flanders
         L. Peter Larson
         F. Charles Mercord
         Everit A. Sliter
         Harold A. Tutvedt

*By:     Michael J. Blodnick
    ----------------------------------------
    Michael J. Blodnick
    (Attorney-in-Fact and Designated Agent
    for Service)